UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 11, 2007

Live Nation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9348 Civic Center Drive, Beverly Hills, California		90210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-867-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2007, Live Nation, Inc.’s ("Live Nation") Board of Directors (the "Board") elected Ariel Emanuel and James S. Kahan as members of the Board.

In accordance with Live Nation’s practice, Mr. Emanuel and Mr. Kahan will be entitled to an annual cash retainer and reimbursement of reasonable travel and incidental expenses in accordance with Live Nation’s existing policies. In addition, Mr. Emanuel and Mr. Kahan will be eligible to receive stock options and restricted stock awards as do other non-employee members of the Board.

There is no arrangement or understanding between Mr. Emanuel and any other person pursuant to which Mr. Emanuel was elected as a director. There are no transactions in which Mr. Emanuel has an interest requiring disclosure under Item 404(a) of Regulation S-K.

There is no arrangement or understanding between Mr. Kahan and any other person pursuant to which Mr. Kahan was elected as a director. There are no transactions in which Mr. Kahan has an interest requiring disclosure under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation, Inc.

September 17, 2007	By:	Kathy Willard

Name: Kathy Willard
Title: Executive Vice President and Chief Financial Officer